UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2024

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 773-5601, ext. 133773

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BHLB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Berkshire Hills Bancorp, Inc. (the “Company”) and Berkshire Bank (the “Bank”) announced today that R. David Rosato, Chief Financial Officer of the Company and the Bank, has decided to step down to pursue other interests. Mr. Rosato will remain with the company through June 14, 2024, as the Company transitions his responsibilities to Brett Brbovic.

The Company and Berkshire Bank have appointed Brett Brbovic, age 43, as Executive Vice President and Chief Financial Officer, effective June 14, 2024.  Mr. Brbovic will also continue to serve as the Company’s Chief Accounting Officer.  Mr. Brbovic joined the Company from KPMG LLP in 2012 and has served as Chief Accounting Officer since 2015.  He has previously served as Interim Chief Financial Officer, from October 7, 2022, to February 6, 2023.  There are no transactions requiring disclosure pursuant to Item 404 of Regulation S-K.

In his new role as CFO, Mr. Brbovic’s annual base salary will be $325,000 and he will participate in the Berkshire Bank Enhanced Change in Control Severance Plan, which provides that upon an involuntary termination for a reason other than for cause, death or disability, or upon a voluntary termination for good reason in connection with or following a change in control of the Company or the Bank, the executive would be entitled to: (i) a cash severance payment equal to one times base salary and cash incentive, plus the annual cash incentive pro-rated through the date of termination, and (ii) life insurance, non-taxable medical and dental coverage substantially identical to the coverage maintained for the executive prior to termination of employment for 24 months following termination of employment, with the executive paying his share of the premiums. Severance payments will be reduced to avoid liability under Section 280G of the Internal Revenue Code of 1986, as amended, if necessary.  In addition, Mr. Brbovic will be eligible to participate in bonus programs and other benefit plans and arrangements applicable to executive employees.

On May 14, 2024, the Company issued a press release announcing Mr. Rosato’s stepping down and Mr. Brbovic’s promotion. That press release is attached to this report as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. None.

Exhibit No.	Description

99.1	Press release issued by the Company on May 14, 2024
104.1	Cover Page for this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: May 14, 2024	By:	/s/ Nitin J. Mhatre
Nitin J. Mhatre, President and CEO